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                                                Registration Statement No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        --------------------------------

                           PEOPLES ENERGY CORPORATION
                 (Exact name of issuer as specified in charter)

          Illinois                                           36-2642766
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             130 East Randolph Drive
                             Chicago, Illinois 60601
                    (Address of Principal Executive Offices)

                           Peoples Energy Corporation
                      Directors Deferred Compensation Plan
                              (Full title of plan)

                                EMMET P. CASSIDY
                             Secretary and Treasurer
                           Peoples Energy Corporation
                             130 East Randolph Drive
                             Chicago, Illinois 60601
                            Telephone (312) 240-4288
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                        Proposed       Proposed
                                        maximum         maximum       Amount of
Title of securities  Amount to be   offering price     aggregate    registration
to be registered      registered       per unit*    offering price*      fee

Common Stock
without par value   100,000 shares      $35.5625      $3,556,250      $1,226.29

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*    For purposes of calculation of registration fee; calculation based on the average high and low prices reported on the New York Stock Exchange Composite Tape December 6, 1996, pursuant to Rule 457(c) and (h).

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                           PEOPLES ENERGY CORPORATION
                         REGISTRATION OF 100,000 SHARES
                        OF COMMON STOCK WITHOUT PAR VALUE

                      DIRECTORS DEFERRED COMPENSATION PLAN

         The Directors Deferred Compensation Plan (the "Plan") was adopted by the Board of Directors (the "Board") of Peoples Energy Corporation (the "Company") effective as of December 3, 1971, and amended effective January 22, 1982 and October 3, 1984. The Plan was subsequently amended and restated and approved by a majority of the shareholders of the Company effective February 28, 1992. Under the Plan, up to an aggregate of 100,000 shares of the Company's common stock without par value ("Common Stock") may be purchased by directors of the Company who are not employees of the Company or any subsidiary of the Company through an election to defer all or a portion of their compensation earned as a director of the Company in the form of cash and/or shares of Common Stock. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Item 3.  Incorporation of Certain Documents by Reference

            The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

            1. The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1995.

            2. The Quarterly Reports of the Company on Form 10-Q for the
               quarters ended December 31, 1995, March 31, 1996 and June 30,
               1996.

            3. The definitive Proxy Statement of the Company dated December 28,
               1995, in connection with the Annual Meeting of Shareholders held on February 23, 1996.

            All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

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Item 5.  Interests of Named Experts and Counsel

            The statements as to matters of law and legal conclusions under the following headings in the Prospectus have been reviewed by Peter Kauffman, Assistant General Counsel and an officer of the Company, and are stated upon the authority of such counsel: "Description of Plan" (except for statements under the sub-heading of "General" regarding the application of ERISA and Section 401(a) of the Code). Mr. Kauffman owns, or holds options for, shares of Common Stock of the Company having a fair market value as of the date hereof in excess of $50,000.

            The statements as to matters of law and legal conclusions made under the heading "Description of Plan" (sub-heading "General") with respect to the application of ERISA and Section 401(a) of the Code and under the heading "Tax Consequences" contained in the prospectus are stated upon the authority of Sidley & Austin, tax counsel for the Company.

            The financial statements and financial statement schedules included or incorporated by reference in the Company's Annual Report on Form 10-K and incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 6.  Indemnification of Directors and Officers.

            Pursuant to the Illinois Business Corporation Act and the registrant's Articles of Incorporation and By-Laws, a director or officer of the registrant is entitled, under specified circumstances, to indemnification by the registrant for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is a director or officer.
Indemnification is generally available if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In general, unless a court specifically approves, indemnification is not available if a director or officer does not meet these standards or, with respect to an action or suit by or in the right of the registrant, if a director or officer is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the registrant. The registrant is required under its Articles of Incorporation and By-Laws to pay all expenses incurred by a director or officer in defending such civil or criminal action, suit or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the registrant. The foregoing statements are subject to the detailed provisions of Section 8.75 of the Illinois Business Corporation Act and of the registrant's Articles of Incorporation and By-Laws.

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            The registrant has purchased insurance designed to protect and indemnify the registrant and its directors and officers in the event they are required to pay any amounts arising from certain civil claims, including claims under the Securities Act of 1933, which might be made against the registrant's directors and officers by reason of any actual or alleged "breach of duty, neglect, error, misstatement, misleading statement or omission actually or allegedly caused, committed or attempted" while they are acting in their respective capacities as directors or officers of the registrant.

            The registrant's Articles of Incorporation provide that a director of the registrant shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duties as a director except (i) for any breach of the director's duty of loyalty to the registrant,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

Item 8.  Exhibits

            The exhibits listed below are filed herewith and made a part hereof.


 Exhibit
 Number                                 Description of Document
 ------                                 -----------------------

    4 Peoples Energy Corporation Directors Deferred Compensation Plan (as amended and restated effective February 28, 1992).

   5.1 Opinion of Peter Kauffman, Assistant General Counsel for the Company.

   5.2                Opinion of Sidley & Austin, tax counsel for the Company.

  23.1                Consent of Arthur Andersen LLP.

  23.2 Consent of Peter Kauffman, Assistant General Counsel for the Company, is contained in the opinion of counsel filed as Exhibit 5.1.

  23.3 Consent of Sidley & Austin is contained in the opinion of counsel filed as Exhibit 5.2.

                                        3

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Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act").

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was a registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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               (b)   The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given a copy of the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (d) Pursuant to the Illinois Business Corporation Act, as amended, and the Articles of Incorporation and the By-Laws of the Company, a director, officer or employee of the Company may be entitled, under certain specified circumstances, to indemnification by the Company for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, Peoples Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 9, 1996.

                           PEOPLES ENERGY CORPORATION

                           By    /s/ RICHARD E. TERRY
                             ------------------------------
                                       Richard E. Terry
                                     Chairman of the Board

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                                  Title
        ---------                                  -----

    /s/ RICHARD E. TERRY                   Chairman of the Board and Principal
-----------------------------------------  Executive Officer
        Richard E. Terry

 /s/ KENNETH S. BALASKOVITS                Vice President, Controller, and
-----------------------------------------  Principal Financial and Accounting
     Kenneth S. Balaskovits                Officer

/s/ PASTORA SAN JUAN CAFFERTY              Director
-----------------------------------------
    Pastora San Juan Cafferty

      /s/ FRANKLIN A. COLE                 Director
-----------------------------------------
          Franklin A. Cole

       /s/ J. BRUCE HASCH                  President and Director
-----------------------------------------
           J. Bruce Hasch

   /s/ FREDERICK C. LANGENBERG             Director
-----------------------------------------
       Frederick C. Langenberg

   /s/ HOMER J. LIVINGSTON, JR.            Director
-----------------------------------------
       Homer J. Livingston, Jr.

     /s/ WILLIAM G. MITCHELL               Director
-----------------------------------------
         William G. Mitchell

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         /s/ EARL L. NEAL                  Director
-----------------------------------------
             Earl L. Neal

       /s/ MICHAEL S. REEVES               Executive Vice President
-----------------------------------------  and Director
           Michael S. Reeves

        /s/ RICHARD P. TOFT                Director
-----------------------------------------
            Richard P. Toft

      /s/ ARTHUR R. VELASQUEZ              Director
-----------------------------------------
          Arthur R. Velasquez

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                                 EXHIBITS INDEX

      The exhibits listed below are filed herewith and made a part hereof.


  Exhibit
  Number                         Description of Document
  ------                         -----------------------

   4 Peoples Energy Corporation Directors Deferred Compensation Plan (as amended and restated effective February 28, 1992).

   5.1              Opinion of Peter Kauffman, Assistant General Counsel for the
                    Company.

   5.2              Opinion of Sidley & Austin, tax counsel for the Company.

  23.1              Consent of Arthur Andersen LLP.

  23.2 Consent of Peter H. Kauffman, Assistant General Counsel for the Company, is contained in the opinion of counsel filed as
                    Exhibit 5.1.

  23.3 Consent of Sidley & Austin is contained in the opinion of counsel filed as Exhibit 5.2.

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